UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 16, 2007

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2007, Sycamore Networks, Inc. (the “Registrant”) received notice that the NASDAQ Listing and Hearing Review Council (the “Listing Council”) called for review the NASDAQ Listings Qualifications Panel (the “Panel”) March 12, 2007 decision relating to the potential delisting of the Registrant’s common stock due to the delay in the filing with the Securities and Exchange Commission (the “SEC”) the Registrant’s Form 10-K for the year ended July 31, 2006 (the “2006 10-K”) and its Form 10-Q for the period ended October 28, 2006 (the “First Quarter 10-Q”). Such filings were delayed due to an ongoing investigation under the direction of the Audit Committee of the Registrant’s Board of Directors into the granting of stock options and related accounting matters. In its call for review, the Listing Council determined to stay any suspension or delisting action by the Panel pending further action by the Listing Council. In that regard, the Listing Council has requested that the Registrant make a submission for its consideration by June 1, 2007. It is expected that the Registrant’s securities will remain listed on the NASDAQ Global Select Market until the Listing Council renders its decision following the receipt of the Registrant’s June 1, 2007 submission and its review of the record.

Previously, the Registrant received letters from the Staff of The NASDAQ Stock Market (“NASDAQ”) on October 18, 2006 and December 12, 2006, indicating that as a result of the Registrant’s failure to file with the SEC the 2006 10-K and the First Quarter 10-Q, the Registrant’s common stock was subject to delisting pursuant to NASDAQ Marketplace Rule 4310(c)(14) which requires that listed companies make on a timely basis all filings with the SEC, as required by the Securities Act of 1934, as amended. On January 25, 2007, the Panel granted the Registrant an exception to NASDAQ’s filing requirements, subject to specified conditions, until March 14, 2007. On March 2, 2007, the Registrant requested, and on March 12, 2007 the Panel granted, an extension through April 16, 2007 and April 25, 2007, respectively, to file the 2006 10-K and the First Quarter 10-Q.

As announced on March 14, 2007, the Registrant received an additional letter from NASDAQ indicating that as a result of the Registrant’s failure to file with the SEC its Quarterly Report on Form 10-Q for the period ended January 27, 2007 (the “Second Quarter 10-Q”), the Registrant was not in compliance with NASDAQ requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14). Subsequently on March 21, 2007, the Registrant requested that the Panel grant the Registrant’s request for an extension of time to file its Second Quarter 10-Q. It is expected that the Listing Council will consider the Registrant’s plan to file its Form 10-Q for the quarter ended January 27, 2007, which has also been delayed, along with the Registrant’s efforts to file the 2006 10-K and First Quarter 10-Q.

The Registrant is working diligently toward the completion of its restated financial statements and the filing of its periodic reports with the SEC so as to demonstrate compliance with all applicable requirements for continued listing on the NASDAQ Global Select Market. While it is expected that the Registrant’s common stock will remain listed on NASDAQ pending the conclusion of the Listing Council’s review, there can be no assurance that the Listing Council will determine that the Registrant should remain listed on NASDAQ following the completion of its review.

On April 17, 2007, the Registrant issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, announcing that the Registrant received the letter from NASDAQ described in this Current Report on Form 8-K.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits

          Exhibit Number                 Description

99.1	Press Release dated April 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:  /s/ Richard J. Gaynor

        Richard J. Gaynor Chief Financial Officer

        Vice President, Finance and Administration,

        Treasurer and Asst. Secretary

        (Duly Authorized Officer and

        Principal Financial and Accounting Officer)

Dated:  April 17, 2007